Exhibit 99.1

DoubleVerify Reports Second Quarter 2022 Financial Results

Increased Revenue by 43% Year-over-Year to $109.8 Million, a Record for the Second Quarter, Driven by Global Growth in Pre-Campaign Activation Across Programmatic, Social and CTV

Activation Revenue Increased 60% to $60.5 Million

Achieved Net Income of $10.3 Million and Second Quarter Record Adjusted EBITDA of $34.0 Million, representing a 31% Adjusted EBITDA margin

Raised Midpoints of Full-Year 2022 Guidance Ranges to 35% Total Revenue Growth and 31% Adjusted EBITDA margins

NEW YORK – August 3, 2022 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the second quarter ended June 30, 2022.

“We delivered an outstanding second quarter and surpassed our expectations for growth and profitability fueled by record Activation revenue and continued momentum on Social and CTV platforms,” said Mark Zagorski, CEO of DoubleVerify. “As advertisers seek stability and clarity in an increasingly unstable and opaque marketing environment, they continue to choose DV’s industry-leading quality and performance solutions to protect their brands and reduce media waste, ultimately driving better outcomes and ROI. Based on our strong results in the first half of 2022, we are raising our guidance for full year revenue and adjusted EBITDA. We remain confident that our growing global scale, market leading innovation, and legacy of trust will further deepen our client relationships and fuel steady growth that will outperform our competitors and the broader digital ad industry in 2022 and beyond.”

Second Quarter 2022 Financial Highlights:

(All comparisons are to the second quarter of 2021)

●	Total revenue of $109.8 million, an increase of 43%.
●	Activation revenue of $60.5 million, an increase of 60%.
●	Measurement revenue of $38.9 million, an increase of 23%.
o	Media Transactions Measured (“MTM”) for CTV and Social increased by 56% and 26% respectively.
o	International measurement revenue increased by 18%, with EMEA revenue growth of 14% and APAC revenue growth of 25%.
●	Supply-Side revenue of $10.4 million, an increase of 49%.

●	Net income of $10.3 million and adjusted EBITDA of $34.0 million, which increased by 60% and represented a 31% adjusted EBITDA margin.

Second Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 43% year-over-year in the second quarter primarily due to a 24% increase in Media Transactions Measured (“MTM”) and a 10% increase in Measured Transaction Fee (“MTF”), and continued to achieve a Gross Revenue Retention rate of over 95% in the second quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 52% year-over-year in the second quarter driven by existing client upsells and geographic expansion as well as by a 20% year-over-year increase in the number of advertisers activating the solution in the second quarter of 2022.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins including British Airways, Taco Bell, Universal Parks, Roshfrans, Meta, Asda, Califia Farms, Infiniti and Smile Direct.

●	Continued to expand our coverage in the digital gaming sector and began working with Twitch Ads on a solution to identify contextually brand-safe and suitable livestreamed content for advertisers on Twitch. The solution is currently in closed beta. Twitch is an interactive livestreaming service and global community.

●	Launched an exclusive partnership with Reddit to enable full-suite media verification and maximize advertiser performance across its dynamic, user generated content environment.

●	Launched an exclusive partnership with Scope3 to provide advertiser and agency customers with a comprehensive campaign-based carbon footprint metric via DV’s flagship service and analytics platform, DV Pinnacle®.

●	Launched a platform-wide agreement with the LinkedIn Audience Network to provide brand safety and fraud prevention for all LinkedIn native ads across desktop, mobile web and in-app. The integration uses DV’s technology and data to not only ensure that all campaigns activated through the LinkedIn Audience Network are brand safe, but also fraud-free.

“We delivered strong revenue growth in the first half of 2022 due to the resilience of our business model and the essential nature of our products,” said Nicola Allais, CFO of DoubleVerify. “Our revenue outperformance translated into stronger than expected adjusted EBITDA margins, which also benefited from the faster integration of recent acquisitions and our overall financial discipline,  ensuring that our operating expense growth was commensurate with our expected revenue growth. At the midpoints of our raised full-year guidance range, we now expect 35% revenue growth and 31% adjusted EBITDA margins. We continue to monitor the impact of the macroeconomic and geopolitical environment on our clients’ ad budgets, and to engage them in regular dialogue as we successfully execute our plan for the rest of the year.”

Third Quarter and Full-Year 2022 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2022:

●	Revenue of $108 to $110 million, a year-over-year increase of 31% at the midpoint.
●	Adjusted EBITDA in the range of $32 to $34 million, representing a 30% margin at the midpoint.

Full Year 2022:

●	Revenue of $448 to $450 million, a year-over-year increase of 35% at the midpoint.
●	Adjusted EBITDA in the range of $136 to $140 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Third Quarter and Full Year 2022 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its second quarter 2022 financial results at 4:30 p.m. Eastern Time today, August 3, 2022. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations. Based on this methodology, the international measurement revenue growth rate is 32% for the first quarter ended March 31, 2022 and 24% for the six months ended June 30, 2022. For prior periods, international revenue growth rates excluded foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	June 30, 2022	December 31, 2021
Assets:
Current assets
Cash and cash equivalents	$223,738	$221,591
Trade receivables, net of allowances for doubtful accounts of $7,961 and $6,527 as of June 30, 2022 and December 31, 2021, respectively	142,152	122,938
Prepaid expenses and other current assets	20,624	23,295
Total current assets	386,514	367,824
Property, plant and equipment, net	24,958	17,575
Operating lease right-of-use assets, net	75,613	—
Goodwill	339,489	350,560
Intangible assets, net	147,612	153,395
Deferred tax assets	60	60
Other non-current assets	1,771	2,780
Total assets	$976,017	$892,194
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$6,035	$3,853
Accrued expense	27,431	41,456
Operating lease liabilities, current	5,266	—
Income tax liabilities	1,182	1,321
Current portion of finance lease obligations	2,045	1,970
Contingent considerations, current	—	1,717
Other current liabilities	6,025	6,716
Total current liabilities	47,984	57,033
Operating lease liabilities, non-current	75,861	—
Finance lease obligations	1,598	2,579
Deferred tax liabilities	26,239	30,307
Other non-current liabilities	3,000	3,209
Total liabilities	$154,682	$93,128
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 164,133 shares issued and 163,850 outstanding as of June 30, 2022; 1,000,000 shares authorized, 162,347 shares issued and 162,297 shares outstanding as of December 31, 2021	164	162
Additional paid-in capital	737,574	717,228
Treasury stock, at cost, 283 shares and 50 shares as of June 30, 2022 and December 31, 2021, respectively	(7,546)	(1,802)
Retained earnings	99,118	84,249
Accumulated other comprehensive loss, net of income taxes	(7,975)	(771)
Total stockholders’ equity	821,335	799,066
Total liabilities and stockholders' equity	$976,017	$892,194

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$109,805	$76,524	$206,528	$144,110
Cost of revenue (exclusive of depreciation and amortization shown separately below)	18,836	12,291	35,713	22,494
Product development	23,222	15,120	44,810	29,299
Sales, marketing and customer support	24,733	19,580	51,417	35,114
General and administrative	21,529	32,017	41,204	43,852
Depreciation and amortization	8,317	7,440	17,357	14,497
Income (loss) from operations	13,168	(9,924)	16,027	(1,146)
Interest expense	223	297	455	687
Other expense, net	145	49	191	—
Income (loss) before income taxes	12,800	(10,270)	15,381	(1,833)
Income tax expense	2,510	2,298	512	5,091
Net income (loss)	$10,290	$(12,568)	$14,869	$(6,924)
Earnings (loss) per share:
Basic	$0.06	$(0.08)	$0.09	$(0.05)
Diluted	$0.06	$(0.08)	$0.09	$(0.05)
Weighted-average common stock outstanding:
Basic	163,610	149,596	163,114	137,355
Diluted	170,223	149,596	170,359	137,355
Comprehensive income (loss):
Net income (loss)	$10,290	$(12,568)	$14,869	$(6,924)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	(5,634)	355	(7,204)	(444)
Total comprehensive income (loss)	$4,656	$(12,213)	$7,665	$(7,368)

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2022	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	—	$—	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(5,634)	(5,634)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	320	(8,133)	—	—	—	(8,133)
Stock-based compensation expense	—	—	—	—	—	—	9,517	—	—	9,517
Common stock issued under employee purchase plan	41	—	—	—	—	—	768	—	—	768
Common stock issued upon exercise of stock options	176	—	—	—	—	—	838	—	—	838
Common stock issued upon vesting of restricted stock units	798	1	—	—	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(128)	3,447	(3,447)	—	—	—
Net income	—	—	—	—	—	—	—	10,290	—	10,290
Balance as of June 30, 2022	164,133	$164	—	$—	283	$(7,546)	$737,574	$99,118	$(7,975)	$821,335

Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	355	355
Stock-based compensation expense	—	—	—	—	—	—	4,714	—	—	4,714
Common stock issued upon exercise of stock options	871	2	—	—	—	—	2,907	—	—	2,909
Common stock issued upon vesting of restricted stock units	217	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock upon initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Private placement stock issuance concurrent with initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net loss	—	—	—	—	—	—	—	(12,568)	—	(12,568)
Balance as of June 30, 2021	157,768	$158	—	$—	—	$—	$670,674	$48,017	$567	$719,416

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2022	2021
Operating activities:
Net income (loss)	$14,869	$(6,924)
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	1,997	199
Depreciation and amortization expense	17,357	14,496
Amortization of debt issuance costs	147	147
Non-cash lease expense	3,882	—
Deferred taxes	(3,974)	(3,175)
Stock-based compensation expense	20,253	7,252
Interest expense	72	9
Loss on disposal of fixed assets	1,345	—
Impairment of long-lived assets	1,510	—
Change in fair value of contingent consideration	—	57
Offering costs	—	21,801
Other	(302)	62
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	(21,942)	8,518
Prepaid expenses and other assets	(949)	(583)
Trade payables	2,262	541
Accrued expenses and other liabilities	(9,978)	(172)
Net cash provided by operating activities	26,549	42,228
Investing activities:
Purchase of property, plant and equipment	(13,606)	(3,513)
Net cash (used in) investing activities	(13,606)	(3,513)
Financing activities:
Payments of long-term debt	—	(22,000)
Deferred payment related to Zentrick acquisition	—	(50)
Payment of contingent consideration related to Zentrick acquisition	(3,247)	—
Proceeds from common stock issued upon exercise of stock options	2,516	3,447
Proceeds from common stock issued under employee purchase plan	768	—
Proceeds from issuance of common stock upon initial public offering	—	269,390
Proceeds from issuance of common stock in connection to concurrent private placement	—	30,000
Payments related to offering costs	(6)	(21,708)
Finance lease payments	(907)	(804)
Shares repurchased for settlement of employee tax withholdings	(9,191)	—
Net cash (used in) provided by financing activities	(10,067)	258,275
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(738)	13
Net increase in cash, cash equivalents, and restricted cash	2,138	297,003
Cash, cash equivalents, and restricted cash - Beginning of period	221,725	33,395
Cash, cash equivalents, and restricted cash - End of period	$223,863	$330,398

Cash and cash equivalents	223,738	330,355
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	125	43
Total cash and cash equivalents and restricted cash	$223,863	$330,398
Supplemental cash flow information:
Cash paid for taxes	1,161	3,305
Cash paid for interest	282	525
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments	79,565	—
Acquisition of equipment under finance lease	—	1,518
Offering costs included in accounts payable and accrued expense	—	89
Conversion of Series A preferred stock to common stock	—	610
Treasury stock reissued upon the conversion of Series A preferred stock for common stock	—	260,686
Stock-based compensation included in capitalized software development costs	258	—

Comparison of the Three and Six Months Ended June 30, 2022 and June 30, 2021

Revenue

	Three Months Ended June 30,		Change	Change	Six Months Ended June 30,		Change	Change
	2022	2021	$	%	2022	2021	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Measurement (f/k/a Advertiser - direct)	$38,903	$31,662	$7,241	23%	$72,737	$59,203	$13,534	23%
Activation (f/k/a Advertiser - programmatic)	60,495	37,880	22,615	60	113,526	71,792	41,734	58
Supply-side customer	10,407	6,982	3,425	49	20,265	13,115	7,150	55
Total revenue	$109,805	$76,524	$33,281	43%	$206,528	$144,110	$62,418	43%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In Thousands)		(In Thousands)
Net income (loss)	$10,290	$(12,568)	$14,869	$(6,924)
Net income (loss) margin	9%	(16)%	7%	(5)%
Depreciation and amortization	8,317	7,440	17,357	14,497
Stock-based compensation	9,259	4,714	20,253	7,252
Interest expense	223	297	455	687
Income tax expense	2,510	2,298	512	5,091
M&A and restructuring costs (a)	527	67	1,180	49
Offering, IPO readiness and secondary offering costs (b)	—	18,886	—	22,147
Other costs (c)	2,690	—	3,887	109
Other expense (d)	145	49	191	—
Adjusted EBITDA	$33,961	$21,183	$58,704	$42,908
Adjusted EBITDA margin	31%	28%	28%	30%

(a)	M&A and restructuring costs for the three and six months ended June 30, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate. M&A costs for the three and six months ended June 30, 2021 consist of reductions to deferred compensation liabilities related to acquisitions.
(b)	Offering, IPO readiness and secondary offering costs for the three and six months ended June 30, 2021 consist of third-party costs incurred for the Company’s IPO and secondary offering.
(c)	Other costs for the three and six months ended June 30, 2022 consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space, partially offset by sublease income. For the three and six months ended June 30, 2021, other costs include reimbursements paid to Providence.

(d)	Other expense for the three and six months ended June 30, 2022 and June 30, 2021 consists of the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Product development	$3,544	$436	$6,910	$714
Sales, marketing and customer support	2,587	1,696	6,416	2,320
General and administrative	3,128	2,582	6,927	4,218
Total stock-based compensation	$9,259	$4,714	$20,253	$7,252

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Third Quarter and Full-Year 2022 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 8, 2022 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com